UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 10, 2011
Date of Report (Date of earliest event reported)

INDUSTRIAL MINERALS, INC
(Exact name of registrant as specified in its charter)

Delaware	11-3763974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 201, 290 Picton Avenue, Ottawa, Ontario, Canada K1Z 8P8
(Address of Principal Executive Offices) (Zip Code)

(613) 241-9959
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In order to provide Industrial Minerals, Inc. (the “Company”) with liquidity, assist its subsidiary Northern Graphite Corporation (“Northern”) in keeping work on the Bissett Creek graphite project moving forward pending completion of Northern’s proposed initial public offering, and to provide funds to pursue other investment opportunities, the Company has agreed to sell 2,000,000 common shares of Northern to Geologic Resource Partners LLC (“Geologic”) at a price of CDN$0.50 per share.  Northern has filed an amended and restated preliminary prospectus in the Canadian provinces of Ontario, Alberta and British Columbia and a listing application with the TSX Venture Exchange (“TSX-V”), which are currently being reviewed by regulatory authorities.  There are no assurances that Northern’s initial public offering or TSX-V listing will be completed, and listing on the TSX-V is subject to Northern fulfilling all of the listing requirements of the TSX-V, including minimum public distribution of its shares and financial requirements.  The Company has also submitted an application to the British Columbia Securities Commission to revoke a cease trade order against it in that province, which is required before Northern will be able to complete its initial public offering.  Following completion of the sale to Geologic, the Company will own 9,765,000 common shares of Northern, which represents a 42.5% interest.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
      99.1     Press Release dated January 7, 2011

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Minerals, Inc.
Dated January 10, 2011	By:	________________________________
Gregory B. Bowes
Chief Executive Officer and Chief Financial Officer